EXHIBIT 99.1
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Press Release dated October 8, 2004.



AMLI                                      125 South Wacker Drive
RESIDENTIAL                               Chicago, Illinois 60606

                                          Phone:  312.443.1477
                                          Fax:    312.443.0909
                                          www.amli.com

PRESS RELEASE

FOR IMMEDIATE RELEASE
---------------------

October 8, 2004                     For More Information, Contact:

                                    Gregory T. Mutz, Chairman & CEO
                                    (312) 984-2600

                                    Allan J. Sweet, President
                                    (312) 984-2602



               AMLI RESIDENTIAL ANNOUNCES NEW BOARD MEMBER;
                      WILL ELIMINATE STAGGERED BOARD

==========================================================================


(CHICAGO, IL) AMLI RESIDENTIAL PROPERTIES TRUST (NYSE: AML) AMLI Residential Properties Trust (NYSE: AML) announces that AMLI's Board of Trustees today elected Bruce P. Bickner to join the Company's Board as an independent trustee and Head of the Audit Committee. That position is currently filled by Adam Metz, who will continue as a member of the Board through the end of this year. Mr. Metz has decided to resign from the Board to devote more time to his other business interests. To facilitate a smooth transition, AMLI's Board has temporarily increased the number of board members to ten until Mr. Metz's resigns at 2004 year-end. In addition, the Board agreed to include in its 2005 Proxy Statement a proposal for shareholder consideration to amend the Company's Declaration of Trust to eliminate the staggered board, effective with the election in 2006.

Mr. Bickner currently serves as a member of the boards of directors for Nicor, Inc and Nicor Gas Company (Natural Gas Distribution), Gel Med Sciences, Inc. (Biotechnology) and PlantGenix, Inc. (Biotechnology). He was employed by DEKALB Genetics Corporation (Agricultural Seed and Biotechnology) from 1988 to 2000 where he served as Chairman and Chief Executive Officer and by DEKALB Energy Company (Oil and Gas Exploration) where he held various management positions from 1975 to 1986 and then served as Chairman and Chief Executive Officer from 1986 to 1995.
Mr. Bickner was also employed by Monsanto Company (Agribusiness) as Executive Vice President for Competitor Strategy (2000-2001) and Co-President, Global Seed Group (1998-1999). Additionally, he was associated with the law firm of Sidley & Austin (1968-1975), where he was a partner specializing in antitrust and securities/commodities matters. Mr. Bickner has also served on the boards of directors for Heinold Commodities, Inc. (Commodity Brokerage), Heinold Hog Markets, Inc. (Live Hog Marketing), Lindsay Manufacturing Company (Irrigation Equipment Manufacturer), Pride Oil Well Services, Inc. (Oil/Gas Well Servicing), Arizona Feeds, Inc. (Animal Feed) and Dynapol, Inc. (Food Additives).



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Mr. Bickner has a JD from the University of Michigan School of Law (1968)
and a BA (Political Science) from DePauw University (1965). His experience in higher education also includes being the Acting Chief Executive Officer and Chair of Board of Trustees of North Park University, a member of the President's Advisory Council, Chair of the Law School Capital Campaign Committee and member of the Law School Committee of Visitors of the University of Michigan, and a member of the Board of Visitors of DePauw University and the Board of Advisors, Northern Illinois University School of Nursing.

"Bruce has an impressive background," commented Gregory T. Mutz, AMLI's CEO and Chairman of the Board. "He will be a great addition to our Board and a great resource for our management team. We appreciate Adam's service to AMLI and are sorry to see him leave."

The AMLI<registered trademark> portfolio currently includes 73 apartment communities containing 27,328 apartment homes, with an additional 1,854 apartment homes under development or in lease-up in five locations. AMLI is focused on the development, acquisition and management of institutional quality multifamily communities in the Southeast, Southwest, Midwest and Mountain regions of the U.S. AMLI Residential also serves as institutional advisor and asset manager for large pension funds, tax-exempt foundations and other financial institutions through AMLI's co-investment business. AMLI employs approximately 850 people who are dedicated to achieving AMLI's mission - Provide An Outstanding Living Environment For Our Residents.
More information on AMLI is available at www.amli.com.






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